AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1999

                                                 Registration No. 333-

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             GRC International, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                              95-2131929
               --------                              ----------
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)          Identification Number)

                    1900 Gallows Road, Vienna, Virginia 22182
                    -----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             GRC International, Inc.
                         Directors Fee Replacement Plan
                               1998 Option Plan
                             ----------------------
                           (Full Title of the Plans)

                            Gary L. Denman, President
                           and Chief Executive Officer
                             GRC International, Inc.
                    1900 Gallows Road, Vienna, Virginia 22182

                         Copy to: Thomas E. McCabe, Esq.
              Senior Vice President, General Counsel and Secretary
                             GRC International, Inc.
                    1900 Gallows Road, Vienna, Virginia 22182
                    -----------------------------------------
                     (Name and Address of Agent for Service)

                                 (703) 506-5005
          ------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)

                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
Title of securities  Amount to be        Proposed maximum    Proposed maximum     Amount of
to be registered     registered(1)       offering price      aggregate offering   registration
                                         per share (2)       price(2)             fee(3)
------------------------------------------------------------------------------------------------

Common Stock         440,000 shares      (4)                 (4)                  (4)
$.10 par value

Common Stock         296,271 shares      $9.00               $2,666,439           $ 786.60
$.10 par value



       (1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provision of the plans listed above.

       (2) Determined solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h)(1) based on the average of the high and low prices of the Registrant's common stock reported in the New York Stock Exchange consolidated reporting system on September 24, 1999.

       (3)  Calculated pursuant to Section 6(b) of the Securities
       Act of 1933, as amended, as follows: $295 per $1 million of proposed maximum aggregate offering price.

       (4) Pursuant to Instruction E of Form S-8 and Instruction 89 of Section G of the Manual of Publicly Available Telephone Interpretations of the Commission's Division of Corporation Finance, the Registrant hereby transfers to this Registration Statement the 440,000 unsold shares of common stock that were registered on Form S-8 for its 1996 Officers Stock Option Plan and 1996 Employee Option Plan, Registration No. 333-38445 (filed as of October 22, 1998), for which the registration fee of $304.17 was paid. The Registrant has filed a post-effective amendment to Registration No. 333-38445 to deregister the 440,000 shares transferred to this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing information specified by Part I of this Form
S-8 Registration Statement (the "Registration Statement") to be sent or given to participants in the plans identified on the cover of this Registration
Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities
Act of 1933, as amended (the "1933 Act"), are not being filed with the Commission, as provided by Form S-8 and Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

The following documents, which have been or will be filed with the Commission, are hereby incorporated by reference:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

2. The description of the Registrant's common stock, and any rights relating thereto, contained in the Registrant's registration statement(s) relating to the common stock filed with the Commission under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description;

3. All documents filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since June 30, 1999; and

4. All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.
                  -------------------------

Not applicable.


Item 5.           Interests of Counsel.
                  --------------------

     The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Thomas E. McCabe, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. As of September 3, 1999, Mr. McCabe owns 18,190.67 units of the GRC International Stock Fund in the Registrant's Deferred Income Plan, 0.8809 shares in the Company's Employee Stock Purchase Plan, and options to purchase
83,400 additional shares.


Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

     The Registrant's Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law except that a director or officer may be indemnified for costs of a proceeding that he has initiated only if the proceeding was authorized by the Board of Directors. Additionally, the Registrant has adopted an Indemnification Agreement to be used as the basis for specific agreements between the Registrant and individual directors and officers to ensure contractual assurance that the protections conferred by the Registrant's Bylaws will be available to the indemnitee to the extent required, permitted or not prohibited by law. The Bylaws and the Indemnification Agreement further provide for a mechanism whereby indemnification claims shall be paid within thirty (30) days after such claim has been received unless independent legal counsel has determined that indemnification of such person would be prohibited, in whole or in part, under applicable law, or that a claim for expenses shall not be paid, in whole or in part, on the grounds that it is unreasonably high. Such determination shall be conclusively binding on the Registrant and on the claimant. If no such determination is made by indepen-dent legal counsel and the claim is not paid within thirty (30) days, the claimant has the right to pursue its claim against the Registrant in the courts. Under Delaware law, a director or officer may not be indemnified unless a determination is made that he was acting in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, in the case of a criminal proceeding, he reasonably believed to be lawful.

     The directors and officers of the Registrant are insured under liability insurance policies purchased by the Registrant. However, the Registrant shall not be required either to obtain or maintain said policy or policies of insurance if it is not reasonably available or if, in the reasonable business judgment of the then directors of the Registrant, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage; or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.


Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not applicable.


Item 8. Exhibits (exhibit numbers correspond to Exhibit Table, Regulation S-K, Item 601)
               ---------------------------------------------------------

Exhibit
Number                              Description
-------                             -----------

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1994).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1998).

5      Opinion of Thomas E. McCabe, Esq.

23.1   Consent of Deloitte & Touche LLP.

23.2   Consent of Thomas E. McCabe, Esq. (included as a part of Exhibit 5).

24     Powers of Attorney (included as a part of signature pages).


Item 9.           Undertakings.
                  ------------

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on September 28, 1999.

                                      GRC INTERNATIONAL, INC.


                                      By: /s/ Thomas E. McCabe
                                          ------------------------------------
                                          Thomas E. McCabe
                                          Senior Vice President, General Counsel
                                          and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. McCabe his attorney-in-fact, with full power or substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Date: September 28, 1999                      /s/ Gary L. Denman
      ----------------                     -------------------------------------
                                           Gary L. Denman
                                           President and Chief Executive Officer

Date: September 28, 1999                      /s/ James P. Allen
      ----------------                     -------------------------------------
                                           James P. Allen
                                           Senior Vice President, Chief Finan-
                                           cial Officer & Treasurer

Date: September 28, 1999                      /s/ Timothy C. Halsey
      ----------------                     -------------------------------------
                                           Timothy C. Halsey
                                           Controller

Date: September 28, 1999                      /s/ Joseph R. Wright, Jr.
      ----------------                     -------------------------------------
                                           Joseph R. Wright, Jr.
                                           Chairman, Director

Date: September 28, 1999                      /s/ Peter A. Cohen
      ----------------                     -------------------------------------
                                           Peter A. Cohen
                                           Vice Chairman, Director

Date: September 28, 1999                      /s/ H. Furlong Baldwin
      ----------------                     -------------------------------------
                                           H. Furlong Baldwin
                                           Director

Date: September 28, 1999                      /s/ Frank J.A. Cilluffo
      ----------------                     -------------------------------------
                                           Frank J.A. Cilluffo
                                           Director

Date: September 28, 1999                      /s/ Leslie B. Disharoon
      ----------------                     -------------------------------------
                                           Leslie B. Disharoon
                                           Director

Date: September 28, 1999                      /s/ Charles H.P. Duell
      ----------------                     -------------------------------------
                                           Charles H.P. Duell
                                           Director

Date: September 28, 1999                      /s/ Leon E. Salomon
      ----------------                     -------------------------------------
                                           Leon E. Salomon
                                           Director

Date: September 28, 1999                      /s/ Gerald R. McNichols
      ----------------                     -------------------------------------
                                           Gerald R. McNichols
                                           Director

                                  EXHIBIT INDEX
                                  -------------

     (Exhibit Numbers correspond to Exhibit Table, Regulation S-K, Item 601)

Exhibit
Number     Description                                                     Page
-------    -----------                                                     ----

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form
          10-K for the year ended June 30, 1994).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form
          10-K for the year ended June 30, 1998).

5         Opinion of Thomas E. McCabe, Esq.                                  8

23.1      Consent of Deloitte & Touche LLP.                                  9

23.2 Consent of Thomas E. McCabe, Esq. (included as a part of Exhibit 5).

24        Powers of Attorney (included as a part of signature pages).


                                                                     Exhibit 5








September 28, 1999


GRC International, Inc.
1900 Gallows Road
Vienna, Virginia  22182


Gentlemen:

I have assisted GRC International, Inc. ("Registrant") in connection with the filing with the Securities and Exchange Commission ("Commission") of a Registration Statement on Form S-8 under the Securities Act of 1933 relating to the offer and sale of up to 736,271 shares of the Registrant's common stock pursuant to its Directors Fee Replacement Plan and its 1998 Option Plan (the "Plans"). I have examined the Registrant's charter and bylaws, the Plans and resolutions authorizing the Plans, and such other documents as I have deemed necessary to render the opinion expressed herein.

Based on the foregoing, it is my opinion that the shares of common stock that may be originally issued by the Company pursuant to the Plans, when sold in accordance with the provisions of the Plans and the resolutions authorizing the Plans for a price per share not less than the par value thereof, will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Counsel" in the Registration Statement. I do not thereby admit that I am an "expert" as that term is used in the Securities Act of 1933 and the Rules and Regulations thereunder.

Sincerely,

/s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President,
  General Counsel and Secretary

                                                                 Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of GRC International, Inc. on Form S-8 of our report dated August 11, 1999, except for Note 9 as to which the date is September 2, 1999, appearing in the Annual Report on Form 10-K of GRC International, Inc. for the year ended June 30, 1999.


DELOITTE & TOUCHE LLP
McLean, Virginia
September 24, 1999